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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT dated November 19, 2004 (the "Agreement") is entered into by and among Tenneco Automotive Inc., a Delaware corporation (the "Company"), the guarantors listed in Schedule 1 hereto (the "Guarantors"), and the several initial purchasers listed in Schedule 2 hereto (the "Initial Purchasers"), for whom Banc of America Securities LLC is acting as representative.

      The Company, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated November 9, 2004 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $500 million aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2014 (the "Securities"), which will be guaranteed on a senior subordinated basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

      In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

      "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

      "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

      "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

      "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.

      "Exchange Offer" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to
Section 2(a) hereof.
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      "Exchange Offer Registration" shall mean a registration under the
Securities Act effected pursuant to Section 2(a) hereof.

      "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

      "Exchange Securities" shall mean senior subordinated notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

      "Filing Date" shall mean with respect to the Shelf Registration Statement required to be filed pursuant to Section 2(b)(iii), the 60th day after the delivery of a notice pursuant to Section 2(b)(iii).

      "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors.

      "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

      "Indenture" shall mean the Indenture relating to the Securities dated as of November 19, 2004 among the Company, the Guarantors and the Trustee, and as the same may be further amended, modified or supplemented from time to time in accordance with the terms thereof.

      "Initial Purchasers" shall have the meaning set forth in the preamble.

      "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

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      "Participating Broker-Dealers" shall have the meaning set forth in Section
2 hereof.

      "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

      "Purchase Agreement" shall have the meaning set forth in the preamble.

      "Registrable Securities" shall mean the Securities; provided that any Security shall cease to be a Registrable Security (i) when a Registration Statement with respect to such Security has been declared effective under the Securities Act and such Security has been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Security is eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the Securities Act upon the expiration of the time period referred to in such rule or (iii) when such Security ceases to be outstanding.

      "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including, without limitation, (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws in the United States of America (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification in the United States of America of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected

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by the Majority Holders and which counsel may also be counsel for the Initial
Purchasers), (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause
(ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and (ix) in the case of an Exchange Offer, the reasonable fees and disbursements of counsel for the Initial Purchasers.

      "Registration Statement" shall mean any registration statement of the Company and the Guarantors filed with the SEC under the Securities Act that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

      "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

      "Shelf Registration Statement" shall mean a "shelf registration statement of the Company and the Guarantors filed with the SEC under the Securities Act that covers all the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

      "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

      "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

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      "Underwriter" shall have the meaning set forth in Section 3 hereof.

      "Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

            2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff of the SEC, the Company and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the closing of the Exchange Offer. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

      The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law,

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for

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      exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

      As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (iii) it is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

      As soon as practicable after the last Exchange Date, the Company and the Guarantors shall

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder provided that, except as may be otherwise required by the Indenture, in the case of any Registrable Securities held in global form by a depositary, authentication and delivery to such depositary of one or more Exchange Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

      The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff of the SEC and (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer.

            (b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available

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or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretation of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason completed by the 210th day after the Closing Date, or (iii) if any Initial Purchaser holds any Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, and any such Initial Purchaser so requests in writing on or prior to the 60th day after the consummation of the Exchange Offer, the Company and the Guarantors shall use commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders (or, in the case of clause (iii), any requesting Initial Purchaser) thereof and to have such Shelf Registration Statement declared effective by the SEC.

      In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use commercially reasonable efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. Notwithstanding the foregoing, the Company and the Guarantors may delay filing a Shelf Registration Statement, and any amendment thereto, and may withhold efforts to cause such Shelf Registration Statement, and any such amendment thereto, to become effective for a period of up to 60 days, if (i) the Company determines in good faith that such Shelf Registration Statement, and any such amendment thereto, might interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised or (ii) such Shelf Registration Statement, and any such amendment thereto, would otherwise require premature disclosure of non-public information that, in the Company's judgment, exercised reasonably and in good faith, would have a material adverse effect on or otherwise be detrimental to the Company; provided, however, the Company may only exercise such right of delay or withholding of efforts other than for purposes of avoiding its obligations under this Agreement; provided further however, that the Company may not exercise such right of delay or withholding of efforts more frequently than two times in any 12-month period and the aggregate period of any such delays or withholdings shall not exceed 60 days in any such 12-month period.

      The Company and the Guarantors agree to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until all of the Registrable Securities covered thereby are eligible for resale under Rule 144(k) under the Securities Act upon the expiration of the time period referred to in such rule or such earlier

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time when all the Registrable Securities covered by the Shelf Registration
Statement have been sold pursuant to the Shelf Registration Statement (the "Shelf Effectiveness Period"). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities covered by any such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

            (c) The Company and the Guarantors shall pay all Registration Ex penses in connection with the registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Exchange Offer Registration Statement or Shelf Registration Statement.

            (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

      In the event that (i) either the Exchange Offer is not completed or a Shelf Registration Statement required under Section (2)(b)(i) or (ii) hereof is not declared effective on or prior to the 210th day after the Closing Date (the "Target Registration Date") or (ii) a Shelf Registration Statement required under Section 2(b)(iii) hereof is not declared effective on or prior to the 60th day following the Filing Date (also a "Target Registration Date"), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the applicable Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities covered thereby are eligible for resale under Rule 144(k) under the Securities Act upon the expiration of the time period referred to in such rule; provided however, that in no event shall the aggregate amount of additional interest accruing under this paragraph exceed in the aggregate 1.00% per annum.

      If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at

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any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 61st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable.

      In no event shall the Company or Guarantors be obligated to pay additional interest under more than one provisions of this Section 2(d) at any one time. Upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (in the case of clauses (i) and (ii) of the second paragraph of this Section 2(d), as applicable) or the Shelf Registration Statement which had ceased to remain effective (in the case of the penultimate paragraph of this Section 2(d)), or the Securities become eligible for sale pursuant to Rule 144(k) under the Securities Act upon the expiration of the time period referred to in such rule (in the case of the second and third paragraphs of this Section 2(d)), additional interest on the Securities as a result of such provisions (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under
Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

            (f) No Holder of Registrable Securities may include any of its Regis- trable Securities in any Shelf Registration if such Holder shall have failed to furnish to the Company the information with respect to such Holder and the proposed disposition specified in Items 507 and 508 (as applicable) of Regulation S-K under the Securities Act and any other applicable rules, regulations or policies of the SEC for use in connection with any Shelf Registration or Prospectus included therein. No Holder of Registrable
Securities shall be entitled to additional interest pursuant to Section 2(b) if such Holder shall have failed to provide all such information. Each selling Holder as to which a Shelf Registration is being effected agrees to furnish promptly to the Company additional information to be disclosed so that the information previously furnished to the Company by such Holder does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

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            3. Registration Procedures. In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:

            (a) prepare and file with the SEC a Registration Statement on the ap propriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities to be included therein by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any re quired prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

            (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities covered thereby, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary
      Prospectus, and any amendment or supplement thereto, as may be reasonably requested in order to facilitate the sale or other disposition of the Registrable Securities covered thereunder; and the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

            (d) use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions in the United States of America as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by

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      the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

            (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities covered thereby, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and of the delay in filing a Shelf Registration Statement, or any amendment thereto, or of the withholding of efforts to cause such Shelf Registration Statement, or any such amendment thereto, to become effective, pursuant to the third sentence of Section 2(b) and (vi) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate; provided that, in the case of clause (iv), (v) or (vi), with respect to any event, development or transaction that would permit the Company to exercise its rights of

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      delay or withholding of efforts under the third sentence of Section 2(b), the Company shall provide written notice that, in its good faith judgment, such an event, development or transaction has occurred or is pending and that it is exercising its rights of delay or withholding of efforts pursuant to the third sentence of Section 2(b) of this Agreement; provided further that the Company shall not be required to describe such event, development or transaction in the written notice provided.

            (f) use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

            (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities covered thereby, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

            (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities covered thereby to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

            (i) subject to the third sentence of Section 2(b), in the case of a Shelf Registration, upon the occurrence of any event contemplated by
      Section 3(e)(v) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities covered by such Shelf Registration to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission and expressly agree to maintain the information contained in such notice confidential (except that such information may be dis-

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      closed to their counsel) until it has been publicly disclosed by the
      Company; provided that, with respect to any event, development or transaction that would permit the Company and the Guarantors to exercise their rights of delay or withholding of efforts under the third sentence of Section 2(b), such notice shall state that, in the Company's good faith judgment, such an event, development or transaction has occurred or is pending and that it is exercising its rights of delay or withholding of efforts pursuant to the third sentence of Section 2(b) of this Agreement; provided further that the Company shall not be required to describe such event, development or transaction in such notice.

            (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities covered thereby and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of such Registrable Securities or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities covered thereby and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, such Holders or their counsel) shall reasonably object on a timely basis, except for any Registration Statement or amendment thereto or related Prospectus or supplement thereto (a copy of which has been previously furnished as provided in the preceding sentence) which counsel to the Company has advised the Company in writing (with a copy to the objecting Initial Purchasers or Holders, as the case may be) is required to be filed in order to comply with applicable law;

            (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

            (l) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securi-ties, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities covered thereby (an "Inspector"), any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that each such representative, Underwriter, attorney or accountant shall agree in writing that it will keep such information confidential and that it will not disclose any of the information that the Company determines, in good faith, to be confidential and notifies them is confidential unless (i) the disclosure of such information is required by law (including as necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus), (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such information has been made generally available to the public other than by any of such persons or their affiliates; provided, however, that each such representative, underwriter, attorney or accountant shall use commercially reasonable efforts to give prior notice as soon as practicable to the Company of the potential disclosure of any information by such person pursuant to clause (i) or (ii) of this sentence in order to permit the Company to obtain a protective order (or waive the provisions of this paragraph (m));

            (n) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

            (o) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold thereunder or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

      In the case of a Shelf Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(e)(iii) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

      If the Company and the Guarantors shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

      The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

            4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by a Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

      The Company and the Guarantors understand that it is the Staff,s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

            (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), if reasonably requested by the initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the po-sitions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

            (c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

            5. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except
(i) insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Company in writing by any Initial Purchaser or any selling Holder expressly for use therein or (ii) that with respect to any such untrue statement in or omission from or alleged untrue statement in or omission from any preliminary Prospectus, the indemnity provided in this Section 5(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability received Registrable Securities or Exchange Securities to the extent that such loss, claim, damage or liability results from the fact that (A) such Holder was required under the Securities Act to deliver a copy of the final Prospectus to such person at or prior to the written confirmation of the sale of Registrable Securities or Exchange Securities to such person, (B) a copy of the final Prospectus was not so sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities or Exchange Securities to such person and (C) such untrue statement in or omission from or alleged untrue statement in or omission from the preliminary Prospectus was corrected in the final Prospectus unless, in either case, such failure to deliver the final Prospectus was a result of non-compliance by the Company or any of the Guarantors with Section 2(b) or 3 hereof. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective af-filiates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

            (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information re lating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or any Prospectus.

            (c) If any suit, action, proceeding (including any governmental or regu latory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary;
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any im-pleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by Banc of America Securities LLC, (y) for any other Holders, their affiliates, directors and officers and any control Persons of such Holders shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent provided herein and therein. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

            (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

            (g) The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors, their respective affiliates or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

            6. General.

            (a) No Inconsistent Agreements. The Company and the Guarantors, jointly and severally, represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

            (b) Amendments and Waivers. The provisions of this Agreement, in-cluding the provisions of this sentence, may not be amended, modified or supple-mented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely de-livered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

            (e) Purchases and Sales of Securities. The Company and the Guaran-tors shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

            (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be inva-lid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       TENNECO AUTOMOTIVE INC.

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       TENNECO AUTOMOTIVE OPERATING COMPANY INC.

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       THE PULLMAN COMPANY

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Vice President

                                       CLEVITE INDUSTRIES INC.

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Vice President

                                       TENNECO GLOBAL HOLDINGS INC.

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Vice President

                                       TMC TEXAS INC.

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Vice President

                                       TENNECO INTERNATIONAL HOLDING CORP.

                                       By: /s/ Kenneth R. Trammell
                                           -------------------------------------
                                           Name:  Kenneth R. Trammell
                                           Title: Vice President

Confirmed and accepted as of the date first written above:

BANC OF AMERICA SECURITIES LLC
For itself and on behalf of the
several Initial Purchasers

By: /s/ STEPHAN JAEGER
    -------------------
Authorized Signatory

                                                                      Schedule 1

                          List of Subsidiary Guarantors

Tenneco Automotive Operating Company            Delaware
Inc.
The Pullman Company                             Delaware
Clevite Industries Inc.                         Delaware
Tenneco Global Holdings Inc.                    Delaware
TMC Texas Inc.                                  Delaware
Tenneco International Holding Corp.             Delaware

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                                                                      Schedule 2

                               Initial Purchasers

Bane of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
BNY Capital Markets, Inc.